EXHIBIT 99.1

Mogul Energy International, Inc. Freehold Lease Net Acres

	Name(s)	Effective Date	Section(s)	Address	Net Acres

1	Ron Earl Oliver & Gloria Jean Oliver	1-Jan-06	SW 23-10-32 W1 & SW 25-10-32 W1	Box 2, Fairlight, Saskatchewan, Canada, S0G 1M0	320
2	Lyle Mielitz	1-Jan-06	W 1/2 & SE 19-10-32 W1M	10775-156 Street, Surrey, BC, Canada, V3R 9X4	129.64
	Carol Howarth	1-Jan-06	W 1/2 & SE 19-10-32 W1M	Box 177, Wawota, Saskatchewan, S0G 5A0	129.64
	Ronald Mielitz	1-Jan-06	W 1/2 & SE 19-10-32 W1M	246 Dromore Avenue, Winnipeg, Manitoba, Canada, R3M 0J4	129.64
3	Frank Herbert Adamson	1-Jan-06	S 1/2 3-11-32 W1M	4830 Pandora Street, Burnaby, BC, Canada, V5C 2C5	320
	Sylvia E. Adamson	1-Jan-06	S 1/2 3-11-32 W1M	136 Cambridge Avenue, Regina, Saskatchewan, Canada, S4N 0L2	80
4	The Great-West Life Assurance Company	1-Jan-06	SE & Ptn. NE 2-11-32 W1M	100 Osborne Street North, Winnipeg, Manitoba, Canada, R3C 3A5	316.96
6	Sylvia Edith Adamson	27-Oct-05	N 1/2 21-11-32 W1M - 1/2 interest	136 Cambridge Avenue, Regina, Saskatchewan, Canada, S4N 0L2	80
7	Arthur Cameron Preston	31-Oct-05	SE 31-11-32 W1- 1/2 interest	Box 225, Moosomin, Saskatchewan, Canada, S0G 3N0
		31-Oct-05	& SW 31-11-32 W1M - 100%		240
8	Cornelius David Rempel & Faye Marie Rempel	2-Nov-05	E 1/2 26-11-32 W1 - 100%	Box 1228, Moosomin, Saskatchewan, Canada, S0G 3N0
		2-Nov-05	N 1/2 15-11-32 W1 - 1/2 interest		480
9	Gertrude Condie	2-Nov-05	NW 18-11-32 W1M	Box 597, Wawota, Saskatchewan, Canada, S0G 5A0	165.76
10	James Burke	2-Nov-05	Ptn. NE 5-11-32 W1M	1620 Dieppe Crescent, Estevan, Saskatchewan, Canada, S4A 1W7	18
11	Keith Kenedy & Helena Kennedy	3-Nov-05	SW 36-11-32 W1M - 1/2 interest	Box 1717, Moosomin, Saskatchewan, Canada, S0G 3N0	80
12	Keith George Kennedy	3-Nov-05	SE 26-10-32 W1M	Box 1717, Moosomin, Saskatchewan, Canada, S0G 3N0	80
13	Robert Lionel Burke	9-Feb-06	N 1/2 21-11-32 W1M - 1/2 interest	Box 1456, Moosomin, Saskatchewan, S0G 3N0
		9-Feb-06	SW 21-11-32 W1M - 1/2 interest		160
14	Great-West Life Assurance Company	16-Nov-06	SW 30-11-32 W1M - 100%	100 Osborne Street North, Winnipeg, Man. R3C 3A5	160
15	Judith Anne Guest	20-Nov-05	W1/2 23-11-32W1M - 1/3 interest	R.R. 1, Site 3, Box A-6, Portland, Ont., K0G 1V0
		20-Nov-05	SE 27-11-32 W1M - 1/3 interest		160.02
16	Donald Keith	9-Dec-05	S 1/2 19-11-32 W1M	5432 Rochdale Blvd., Regina, Sask, S4K 4P1	317.53
17	Paulette Christine North	21-Nov-05	E 1/2 9-11-32 W1M - 1/4 interest	Box 14, Wawota, Saskatchewan, S0G 5A0	80
18	Kenneth Archibald McCannel	22-Nov-05	NE 14-11-32 W1M - 100%	Box 329, Moosomin, Saskatchewan, S0G 3N0	160
19	John Charles Yeo	15-Feb-06	E 1/2 9-11-32 W1M - 1/4 interest	Box 1559, Moosomin, Saskatchewan, S0G 3N0	80
20	Marguerite Anne Van Dresar	21-Nov-06	E 1/2 9-11-32 W1M - 1/4 interest	Box 481, Wawota, Saskatchewan, S0G 5A0	80
21	John Zyla	28-Nov-05	SW 9-11-32-W1M - 100%	21676-123rd Avenue, Maple Ridge, BC, V2X 4C3	160
22	Leland North-Public Guard.& Trustee	28-Nov-05	E 1/2 9-11-32 W1M - 1/4 interest	100-1871 Smith St., Regina, Sask., S4P 4W4	80
23	Philip Green (Younger)	29-Nov-05	7-11-32 W1M - 1/2 interest	733 Old Orchard Drive, Hendersonville, N.C., 28739	326.53
24	Elizabeth Louise Witchey	28-Nov-06	7-11-32 W1M - 1/4 interest	2436 Cactus Avenue, Santa Rosa, California, 95405	80
25	Donald Field	30-Nov-06	E1/2 23-11-32 W1M - 1/2 interest	720 Princess Street, Regina, Sask., S4T 3X7	160
26	Donald Gary Oliver	30-Nov-05	N 1/2 20-11-32 W1M - 1/4 interest	Box 198, Lake Cowichan, BC, V0R 2G0	80
27	Calvin David Oliver	30-Nov-05	N 1/2 20-11-32 W1M - 1/4 interest	1066 Braithwaite Dr., RR2, Cobble Hill, BC, V0R 1L0	80
28	Steve Zyla	30-Nov-05	NW 9-11-32 W1M - 100%	E37 Glen Elm Trailer Court, Regina, Sask., S4N 0M6	160
29	Dennis Swallow and Donald Swallow	5-Dec-05	Section 17-9-31 W1M - 100%	Box 122, Maryfield, Sask., S0G 3K0	640
30	John Douglas McVeigh	3-Dec-05	W1/2 23-11-32W1M - 1/3 interest	42338 Fruit Ridge Line RR5,St Thomas Ont.N5P 3S9
		3-Dec-05	SE 27-11-32 W1M - 1/3 interest		160.02
31	Robert Matthew Clay	1-Jan-06	NE 12-11-32 W1M - 1/2 interest	Box 113, Fairlight, Sask., S0G 1M0	80

	Name(s)	Effective Date	Section(s)	Address	Net Acres

32	Clifford Leonard Robertson and Margaret I.	1-Mar-06	Ptn. NE 5-11-31 W1M - 100%	Box 594, Wawota, Sask., S0G 5A0	142
34	John Anthony McWhirter	1-Mar-06	Ptn. NE 5-11-32 W1M	Box 759, Moosomin, Sask., S0G 3N0	4.14
35	Mike Hajewich and Peter Hajewich	1-Mar-06	Section 17-11-32 W1M-1/2 interest	181 Franklin Drive, Yorkton, Sask., S3N 2G7	156.69
36	Elsie Hood	1-Mar-06	Section 17-11-32 W1M-1/2 interest	2314-12 Avenue N., Regina, Sask., S4R 7K2	156.69
37	Audrey May Johnson	1-Mar-06	NE 19-11-32 W1M - 100%	Box 185, Wawota, Sask., S0G 5A0	160
38	James C. Scharren	8-Nov-05	SW 35-11-32 W1M - 100%	West 180 South 8641, Cottage Circle East, Muskego	161
39	Donald Keith	2-Mar-06r	Ptn. NE 18-11-32 W1M	5432 Rochdale Blvd., Regina, Sask, S4K 4P1	327.55
40	Laura Jean Westbrook	12-Dec-05	W 1/2 23-11-32 W1M - 1/3 interest	10061 Melrose Drive, R.R.3, Komoka, Ont., N0L 1R0	160.02
41	Garry Jensen	12-Dec-05	Ptn. W 1/2 21-10-32 W1M-5/40	Box 85, Redvers, Sask., S0C 2H0	29.38
42	Gerald Skulmoski	12-dec-05	NE 19-11-31 W1M	R.R. 2, Balzak, Alberta, T0M 0E0	160
43	Neil Peter McConnachie	15-Dec-05	W 1/2 10-11-32 W1M - 1/6 int	Box 756, R.R. #4, Dunmore, Alberta, T0J 1A1
			NE 10-1132 W1M - 1/3 int		106.6
44	Joseph Frederick Bil (Younger)	16-Nov-05	NE 33-10-32 W1M - 1/2 interest	Box 566, Moosomin, Saskatchewan, S0G 3N0	80
45	Barbara Margaret Elizabeth McCannel	16-Nov-06	NW 14-11-32 W1M	Box 271, Moosomin, Saskatchewan, S0G 3N0	160
46	Dale Jensen	12-Dec-05	Ptn. W 1/2 31-10-32 W1M - 3/40	Box 589, Redvers, Saskatchewan, S0C 2H0
			LSD 10 & 15-31-10-32 W1M- 3/40		17.7
47	Corinne Diana McConnachie	21-Dec-05	N 1/2 10 & SW 10-11-32 W1M	11245-78th Ave., N.W., Edmonton, Alberta,T6G 0M8	106.6
	Albert E. Preston	31-Oct-05	NW 31-11-32 WIM - 100%	General Delivery, Kelso, Saskatchewan, S0G 2M0	160
48	Starla Rae Sauter	4-Jan-06	SW 26-10-32 W1M	39 White Swan Trailer Crt, Brandon, Man., R7A 5Y5	80
49	Clinton Cory McConnachie	5-Jan-05	N 1/2 10 & SW 10-11-32 W1M	4139 Medland Drive, Burlington, Ontario, L7M 4Z7	106.6
50	Caroline May Cawood	7-Jan-06	W 1/2 26-11-32 W1M - 1/4 int.	106, 1700 Main Street, Saskatoon, Sask., S7H 5S1
			N 1/2 & SE 35-11-32 W1M - 1/4 int.		200.62
51	Kathryn Maureen Yeo	2-Jan-06	W 1/2 26-11-32 W1M - 1/4 int.	Box 1145, Moosomin, Sask., S0G 3N0
			N 1/2 & SE 35-11-32 W1M - 1/4 int.		200
52	William George Jamieson	20-Feb-06	S 1/2 13-9-30 W1M - 1/4 int.	Box 64, Antler, Saskatchewan, S0C 0E0	80
53	Alexander Lee Harris	7-Mar-06	S 1/2 13-9-33 W1M - 1/2 int.	24 Everett Crescent, Regina, Saskatchewan, S4S 2M7	160
54	Lee Harris and	22-Feb-06	S 1/2 13-9-30 W1M - 1/4 int.	24 Everett Crescent, Regina, Saskatchewan, S4S 2M7	80
55	Nancy Andrews	22-Feb-06	S 1/2 13-9-30 W1M - 1/4 int	10510 - 94th Street, Morinville, Alberta, T8R 1T9	160
56	Floyd Edward Jamieson	23-Feb-06	S 1/2 13-9-30 W1M - 1/4 int.	Box 524, Hanley, Saskatchewan, S0G 2E0	80
58	Lily Krop	24-Feb-06	SE 13-10-30 W1M - 100%	890 Elsett Drive, Ottawa, Ontario, K1G 2S5	160
67	Micky Lee Grimes	15-Mar-06	NE 2-12-32 W1M - 1/2 interest	Box 330, Arcola, Saskatchewan, S0C 0G0	80
68	Cody Paul Grimes	15-Mar-06	NE 2-12-32 W1M - 1/2 interest	Box 330, Arcola, Saskatchewan, S0C 0G0	80
	TOTAL				9329.33